TERRY AMISANO LTD.                                               AMISANO  HANSON
KEVIN HANSON, C.A.                                         CHARTERED ACCOUNTANTS





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We hereby consent to the use, in the Registration Statement on Form SB-2 for SMI Products, Inc., of our report dated June 27, 2001 relating to the March 31, 2001, December 31, 2000, 1999, 1998, 1997 and 1996 financial statements, which appears in such Registration Statement.




"Amisano Hanson"
---------------------------------------
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
July 30, 2001









Suite 604 - 750 West Pender Street               Telephone:    (604) 689-0188
Vancouver, Canada                                Facsimile:    (604) 689-9773
V6C 2T7                                          E-MAIL:       amishan@telus.net